MUHLENKAMP FUND APPLICATION

NAME OF APPLICANT
________________________________________________________________


Joint Tenant _______________________________________________

Social Security Number ________________________________________


		     Name of Co-Applicant

___________________________________________________________________
 1 The account registration will be joint tenants with right of survivorship unless otherwise specified.
 2 Only one Social Security Number is needed for tax reporting.


 Gift to__________________________________________________________ as
custodian for_____________________________________________________
    a Minor________________________________________________________ under the___________________  Uniform Gifts/Transfer to Minors Act.


A Trust___________________________________________________________ as trustee for_________________________________________________________
								    under
agreement dated______________________________________________


Individual
Retirement
Account



My initial investment is a(n):   IRA contribution for Tax Year 19 ____
		      Simplified Employee Pension-IRA (SEP-IRA) contribution for Tax Year 19____
								  Rollover
or transfer from: (Check One)

		     Another IRA              Employer-sponsored retirement
plan
		     SEP-IRA             IRA Rollover [funds previously
received from
					    a distribution from an employer-
sponsored
					   retirement plan]

NOTE: If you are establishing an IRA account with the Muhlenkamp Fund you must complete the 5305-A and Beneficiary Designation forms. If you are transferring an IRA from another financial institution, custodian, or trustee, you must also complete a Transfer Letter.

City ___________________________________________ State______________
Zip Code____________________________________________________________________

I am a citizen of  U.S.  Other (please specify)


I authorize Muhlenkamp Fund to open a New Account for purchase of its common shares in accordance with these instructions and all applicable provisions of this application as outlined in the current prospectus which I have received. Under penalty of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number and (2) that I am not subject to backup withholding because (a) I have not been notified that I am subject to backup withholding as a result of failure to report all interest and dividends, or (b) the Internal Revenue Service has notified me that I am no longer subject to backup withholding.


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